UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) off The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): MARCH 24, 2016

CHUMA HOLDINGS, INC.
(Exact name of registrant as specified in charter)

Nevada	000-53447	20-5893809
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8484 Wilshire Blvd. Ste. 515 Beverly Hills, CA	90211
(Address of principal executive offices)	(Zip Code)

(800) 841-6057
(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 4.01.

Changes In Registrant's Certifying Accountant.

On March 24, 2016, Sadler, Gibb & Associates, LLC (“Sadler”) officially resigned as Chuma Holdings, Inc.’s (the “Registrant”) independent registered public accounting firm. The Registrant’s Board of Directors approved the decision.

Sadler did not provide a report on the Registrant’s financial statements for the fiscal years ended November 30, 2015, and 2014. During the Registrant’s fiscal years ended November 30, 2015, and 2014, and the subsequent period through the date of Sadler’s resignation, there were (i) no disagreements with Sadler on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Sadler would have caused Sadler to make reference to the subject matter of the disagreements in connection with its report, and (ii) no “reportable events” as that term is defined in Item 304(a)(1)(v) of Regulation S-K.

The Registrant is currently in the process of engaging a new independent registered public accounting firm.

The Registrant provided Sadler with a copy of the disclosures made in this Current Report on Form 8-K and requested that Sadler furnish it with a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the Registrant’s statements herein and, if not, stating the respects in which it does not agree. Sadler has reviewed the disclosures made in this Current Report on Form 8-K and agrees with the contents contained herein. A copy of the letter furnished by Sadler is attached as Exhibit 16.1 hereto and is incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(d)

Exhibits

16.1

Letter from Sadler, Gibb & Associates, LLC, dated March 30, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                                                                                                                                                                                                                                      CHUMA HOLDINGS, INC.

Date: March 30, 2016                                                                                                                                                                                                                       By:/s/ Paul Shively

                                                                                                                                                                                                                                                                Paul Shively, Chief Financial Officer